UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 23, 2010

Heritage Oaks Bancorp
(Exact name of registrant as specified in its charter)

California	000-05020	77-0388249
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 12th Street, Paso Robles, CA	93446
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   805-369-5200

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Heritage Oaks Bancorp (NASDAQ:HEOP) (the "Company"), parent company of Heritage Oaks Bank (the "Bank"), announced that James J. Lynch, a Managing Partner of Patriot Financial Partners, LP in Philadelphia, PA has joined its Board of Directors, and the Board of Directors of Heritage Oaks Bank. As previously disclosed, in connection with the Company's March 2010 private placement, Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. (collectively, "Patriot") received the right to nominate one representative to the Board of Directors of the Company and the Bank, subject to the Company's corporate governance policies and prior regulatory approval or non-objection. James J. Lynch was designated by Patriot as its representative. The Company and Bank recently received all required regulatory approvals and/or non-objections to the addition of Mr. Lynch to their respective Boards, and following a review of Mr. Lynch under the Company's corporate governance policies, the Board of Directors determined to add Mr. Lynch to both the Company and Bank Boards of Directors.

In addition to being Managing Partner of Patriot Financial Partners, Lynch served as Vice Chairman of Sovereign Bancorp from 2005-2007 and Chairman and Chief Executive Officer of Sovereign Bank's Mid Atlantic Division from 2002-2007. Lynch also served as President and Chief Executive Officer of Fleet Bank in Pennsylvania and Southern New Jersey from 2001-2002. A graduate of LaSalle University in Philadelphia, Lynch has also served as Chairman and CEO at Summit Bank and Prime Bank in Pennsylvania. A copy of the press release is attached to this 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated June 25, 2010

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heritage Oaks Bancorp (Registrant)
June 25, 2010 (Date)	/s/ MARGARET TORRES Margaret Torres Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated June 25, 2010